Exhibit to Item 77Q1(e)


Amendment No. dated as of April 9, 2009 to the Investment
Advisory Agreement dated as of September 1, 1998 is incorporated by reference to Post-Effective Amendment No. 62 to Form N-1A, filed with the Securities and Exchange Commission on September
10, 2010 (Accession No. 0001193125-10-208149).

Interim Sub-Advisory Agreement dated May 21, 2010 for HighMark
Equity Income Fund is incorporated by reference to Post-
Effective Amendment No. 62 to Form N-1A, filed with the
Securities and Exchange Commission on September 10, 2010
(Accession No. 0001193125-10-208149).

Interim Sub-Advisory Agreement dated May 21, 2010 for HighMark NYSE Arca Tech 100 Index Fund is incorporated by reference to Post-Effective Amendment No. 62 to Form N-1A, filed with the Securities and Exchange Commission on September 10, 2010 (Accession No. 0001193125-10-208149).

Interim Sub-Advisory Agreement dated May 21, 2010 for HighMark
Wisconsin Tax-Exempt Fund is incorporated by reference to Post-
Effective Amendment No. 62 to Form N-1A, filed with the
Securities and Exchange Commission on September 10, 2010
(Accession No. 0001193125-10-208149).


Exhibit to Item 77Q1e.DOC